UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 13, 2003
                        (Date of earliest event reported)

Commission File    Name of Registrant; State of Incorporation;
Number             Address of Principal Executive Offices;          IRS Employer
                   and Telephone Number                           Identification
                                                                       Number
----------------   -------------------------------------------    -------------
1-16169            EXELON CORPORATION                                23-2990190
                   (a Pennsylvania corporation)
                   10 South Dearborn Street - 37th Floor
                   P.O. Box 805379
                   Chicago, Illinois 60680-5379
                   (312) 394-7398

1-1839             COMMONWEALTH EDISON COMPANY                       36-0938600
                   (an Illinois corporation)
                   10 South Dearborn Street - 37th Floor
                   P.O. Box 805379
                   Chicago, Illinois 60680-5379
                   (312) 394-4321

1-1401             PECO ENERGY COMPANY                               23-0970240
                   (a Pennsylvania corporation)
                   P.O. Box 8699 2301 Market Street
                   Philadelphia, Pennsylvania 19101-8699
                   (215) 841-4000

333-85496          EXELON GENERATION COMPANY, LLC                    23-3064219
                   (a Pennsylvania limited liability company)
                   300 Exelon Way
                   Kennett Square, Pennsylvania 19348
                   (610) 765-8200

Item 9. Regulation FD Disclosure

Earlier today, Exelon filed a Current Report on Form 8-K regarding remarks made by Mr. Rowe at an investor conference. This amendment to the 8-K is being filed to clarify the disclosure of Mr. Rowe's remarks regarding British Energy and AmerGen. Mr. Rowe's reference to discussions with British Energy related to preliminary discussions held some time ago. There are no current discussions between British Energy and Exelon relating to a sale of their interest in AmerGen to Exelon.

                                    * * * * *

On March 13, 2003, John W. Rowe, Chairman, President and CEO, met with investors at an investor conference and addressed their questions.

Exelon has previously disclosed that the delay in the effective date of Apollo Energy, LLC's put right allows Exelon to explore a further restructuring of its investment in Sithe Energies, Inc. Exelon is continuing discussions with Apollo and Marubeni regarding restructuring alternatives that are designed in part to resolve Exelon's ownership limitations of Sithe's qualifying facilities. Exelon would hope to implement any additional restructuring of its Sithe investment in 2003. If Exelon is unsuccessful in restructuring the Sithe transaction, Exelon will proceed to implement measures to address the ownership of the qualified facilities as well as divest non-strategic assets, for which the financial outcome is uncertain.

At the March 13 conference, Mr. Rowe provided the additional information that Exelon is actively trying to sell its investment in Sithe. He noted that in the event of a sale, Exelon would likely recognize a one-time loss, would likely receive several hundred million dollars in cash, and would avoid having to consolidate Sithe's financial results, including an incremental $1.3 billion in debt associated with Sithe.

Mr. Rowe indicated that Exelon's earnings for the first quarter of 2003 would be higher than expected by analysts, but would remain within the range of 20%-25% of Exelon's annual earnings for 2003, and that Exelon is affirming its guidance of $4.80-$5.00 operating earnings per share for 2003, which assumes normal weather and does not include the effect of one-time items.

With respect to Power Team's transactions during January and February 2003, Mr. Rowe commented that Power Team was fully sold forward in the PJM market, and that its actual demand exceeded its forecast demand. Accordingly, Power Team had to purchase power to make up a small weather-related shortfall.

With respect to AmerGen, Mr. Rowe observed that British Energy and Exelon have discussed the possibility of a sale of British Energy's interest in AmerGen to Exelon, but that British Energy and Exelon have been unable to agree on a price. He said that British Energy had indicated interest in selling for a price in excess of $300 million, while Exelon had indicated interest in purchasing British Energy's interest for a price in the range of $200 million.

                                    * * * * *

This combined Form 8-K is being filed separately by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those factors discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Business Outlook and the Challenges in Managing Our Business" in Exelon's 2002 Annual Report included in current report on Form 8-K filed on 2/21/03, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company's Registration Statement on Form S-4, Reg. No. 333-85496, those discussed in "Risk Factors" in PECO Energy Company's Registration Statement on Form S-3, Reg. No. 333-99361, and those discussed in "Risk Factors" in Commonwealth Edison Company's Registration Statement on Form S-3, Reg. No. 333-99363. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           EXELON CORPORATION
                           COMMONWEALTH EDISON COMPANY
                           PECO ENERGY COMPANY
                           EXELON GENERATION COMPANY, LLC

                           /S/  Robert S. Shapard
                           ----------------------
                           Robert S. Shapard
                           Executive Vice President and Chief Financial Officer Exelon Corporation


March 14, 2003